UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of SandRidge Energy, Inc. (the “Company”) has named Steven Turk, 63, as Executive Vice President and Chief Operating Officer of the Company, effective March 2, 2015.

Mr. Turk joins SandRidge with more than 30 years of experience in the exploration and production industry, at both private and publicly held companies, including having most recently served as Chief Operating Officer at HighMount Exploration & Production LLC from August 2013 to October 2014 and, prior to that, as Vice President Operations, Southern Division for Chesapeake Energy Corporation from September 2008 to August 2013. He also held various operations and management positions for Equitable Production Company, Ziff Energy Group and Cabot Oil and Gas. He holds a Bachelor of Science degree in Geology from Edinboro University and a Bachelor of Science in Petroleum and Natural Gas Engineering from Pennsylvania State University as well as an MBA from Oklahoma City University.

In connection with Mr. Turk’s appointment, the Compensation Committee of the Board has approved of the following compensation for him: (a) sign on awards of $100,000 cash and restricted equity valued at $1,000,000; (b) annual base salary of $450,000; (c) target annual incentive award of $450,000; and (d) a target long term incentive award of $1,620,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: February 19, 2015	By:	/s/ Eddie M. LeBlanc
Eddie M. LeBlanc
Executive Vice-President and Chief Financial Officer